Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of The Castle Group, Inc. (the “Registrant”) on Form 10Q for the period ending June 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Rick Wall, CEO and Chairman of the Board of Directors and acting CFO, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	August 12, 2016	By:	/s/ Rick Wall
Rick Wall
Chief Executive Officer and Chairman of the Board of Directors and acting CFO